POWER OF ATTORNEY

We, the undersigned directors and/or officers of NorthWestern Corporation, hereby severally constitute and appoint Michael J. Hanson, Brian B. Bird and Kendall G. Kliewer, and each of them with full power to act alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and revocation, for each of us and in our name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant unto such attorneys-in-fact and agents, and each of them, the full power and authority to do each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. LINN DRAPER, JR.	Chairman of the Board	February 28, 2007
E. Linn Draper, Jr.

/s/ MICHAEL J. HANSON	President, Chief Executive Officer and Director	February 28, 2007
Michael J. Hanson	(Principal Executive Officer)

/s/ BRIAN B. BIRD	Vice President and Chief Financial Officer	February 28, 2007
Brian B. Bird	(Principal Financial Officer)

/s/ KENDALL G. KLIEWER	Vice President and Controller	February 28, 2007
Kendall G. Kliewer	(Principal Accounting Officer)

/s/ STEPHEN P. ADIK	Director	February 28, 2007
Stephen P. Adik

/s/ JULIA L. JOHNSON	Director	February 28, 2007
Julia L. Johnson

/s/ JON S. FOSSEL	Director	February 28, 2007
Jon S. Fossel

/s/ PHILIP L. MASLOWE	Director	February 28, 2007
Philip L. Maslowe

/s/ D. LOUIS PEOPLES	Director	February 28, 2007
D. Louis Peoples